Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2024, relating to the combined financial statements of GE Vernova, a business of General Electric Company, appearing in GE Vernova Inc.’s Registration Statement on Form-10 (File No. 001-41966).

/s/ Deloitte & Touche LLP

Boston, MA

April 3, 2024